Securities and Exchange Commission

                         Washington, D.C. 20540


                               Form 8-K


                            Current Report


                   pursuant to Section 13 or 15(D) of
                   The Securities Exchange Act of 1934



  Date of Report (Date of earliest event reported)  October 13, 1997

                                VisCorp
        (Exact name of registrant as specified in its charter)

                                 Nevada
(           State or other jurisdiction of incorporation)

              0-21225                              88-0101953
     (Commission File Number)        (IRS Employer Identification No.)

4764 Park Granada, Suite 110, Calabasas, California 91302
(Address of principal executive office)           (Zip Code)

Registrant's telephone number, including area code (818)-225-0000



      (Former name or former address, if changed since last report)

ITEM 4.  Change in Registrant's Certifying Accountant

     (a)(1) The Registrant's independent public accountants, Blackman, Kallick Bartelstein, LLP ("BKB"), declined to stand for reelection as the Registrant's auditors.

        (i) The declination/resignation of BKB was effected by letter dated September 24, 1997.

        (ii) In its Report to the Registrant for 1996, BKB stated that the Registrant's financial statements had been prepared assuming that it would continue as a going concern. BKB stated that the Registrant continues to be a development stage enterprise and to date has not generated any revenues from product sales or positive cash flows from operations; that the ultimate success of the Registrant was dependent upon its ability to complete the development of its products and technology and to successfully introduce its products to the consumer marketplace; and that the Registrant must also be able to raise significant additional capital in debt or equity markets for both the introduction and development of products and also to sustain he day-to-day operations of the Registrant. BKB concluded that these factors raised substantial doubt about the Registrant's ability to continue as a going concern.

       (iii) The decision to change accountants was not recommended or approved by Registrant's Board of Directors or Audit Committee, although the Board understood that since the Registrant had moved its operations to California, it was not feasible to continue to have its books audited by a small Chicago, Illinois based accounting firm and therefore understood that BKB would probably voluntarily resign or decline to stand for reelection as the Registrant's auditors.

        (iv) During the current fiscal year and the last two fiscal years, there have been no disagreements with BKB on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VisCorp, a Nevada corporation


Date: October 13, 1997            By    /s/ Lawrence Siegel
                                        --------------------------
                                        Lawrence Siegel, President